UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)
Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 24, 2008, Cyberkinetics Neurotechnology Systems, Inc. (collectively with its subsidiaries, the “Company”) entered into a Distributor Agreement and a Manufacturing Agreement with I2S Micro Implantable Systems Inc. (“I2S”), a Utah corporation located in Salt Lake City, Utah, that, among other things, provides for the manufacturing and sale of the Company’s NeuroPort™ System by I2S. The Company retains all of intellectual property and regulatory approvals related to the clinical applications of its NeuroPort™ System. The NeuroPort™ System is a 510(k)-approved electrode system designed to be used in patients on a temporary basis (less than 30 days) to record and monitor the brain’s electrical activity.

Under the Distributor Agreement, the Company authorized and appointed I2S as the exclusive distributor in the United States of the NeuroPort™ System, NeuroPort™ Array Systems and NeuroPort™ Neural Signal Processor Systems (collectively, the “Products”). I2S will market and sell the Products within the United States to neuroscience clinical researchers for use in connection with short-term, intra-operative and post-operative recording and monitoring of brain electrical activity. I2S will be responsible for installation, training and ongoing support services for the Products. Under the terms of the Distributor Agreement, the Company and I2S will share equally the gross margins generated from the sale of the Products.

The Distributor Agreement has a term of two years from the date of the agreement and may be terminated at any time by either party without cause upon ninety (90) days written notice. The Distributor Agreement may be assigned provided prior written consent has been received from the nonassigning party. In the event that the Company desires to sell its NeuroPort™ intellectual property rights to a third party or to dissolve, it shall provide written notice to I2S of any such proposed sale or dissolution and I2S will have a right of first negotiation for a period of thirty (30) days with respect to the NeuroPort™ intellectual property and/or Products.

Under the Manufacturing Agreement, the Company engaged I2S to manufacture the Products. All Products will be manufactured according to the Company’s specifications and shall be produced solely and exclusively for the benefit of the Company and not for any other purchasers. I2S will be responsible for procuring the necessary raw materials and for obtaining and maintaining all licenses and authorizations necessary for manufacturing such Products. Any improvements of the Products made by the Company during the term of the Manufacturing Agreement will remain the property of the Company and any improvements developed independently by I2S and not covered by any of the Company’s patents or patent applications shall be considered I2S technology.

The Manufacturing Agreement has a term of three years and may be extended by the Company for an additional two years provided the Company notifies I2S in writing no later than sixty (60) days prior the third anniversary of the date of the agreement.

The Company intends to file each of the Distributor Agreement and the Manufacturing Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name:	Timothy R. Surgenor
Title:	President and Chief Executive Officer

Dated: September 30, 2008